INDEPENDENT AUDITORS' CONSENT



We hereby consent to the inclusion in the Registration Statement on Form SB-2 of Cadapult Graphic Systems, Inc., of our report dated August 18, 1999 Relating to the financial statements of Cadapult Graphic Systems, Inc.
We also hereby consent to the reference to us under the heading "Experts" in such Registration Statement.

                                                /s/ Wiss & Company
                                                WISS & COMPANY, LLP

Livingston, New Jersey
November 9, 1999